UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2021

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On April 16, 2021 (the “Effective Date”), First United Corporation (the “Corporation”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Driver Opportunity Partners I LP (“Driver Partners”) under which, pursuant to the Corporation’s stock repurchase program authorized by the Corporation’s Board of Directors on January 27, 2021, the Corporation agreed to repurchase from Driver Partners 360,737 shares of the common stock, par value $0.01 per share, of the Corporation at a purchase price of $18.00 per share.

Cooperation and Settlement Agreement

Also on the Effective Date, the Corporation entered into a Cooperation and Settlement Agreement (the “Cooperation Agreement”) with Driver Partners and certain of its affiliates (collectively, “Driver”).

Pursuant to the Cooperation Agreement: (i) the Driver Partners agreed to withdraw its notice of intent to nominate a director candidate for election at the Corporation’s 2021 Annual Meeting of Shareholders and present other shareholder proposals, submitted on January 8, 2021, and to cease all solicitation of proxies and other activities in connection with the 2021 Annual Meeting of Shareholders; (ii) the Corporation and Driver agreed that, for 10 years (the “Standstill Period”), neither the Corporation nor Driver (nor any of their respective representatives) will disparage the other or the other’s representatives; (iii) the Corporation agreed to voluntarily dismiss with prejudice its declaratory relief action against Driver, originally filed in the Circuit Court for Garrett Country, Maryland and currently pending before the United States District Court for the District of Maryland (the “District Court”) and styled First United Corp. v. Driver Opportunity Partners I LP, et al., No. 1:20-cv-2592-RDB; (iv) Driver agreed to voluntarily dismiss with prejudice (a) its lawsuit filed in the District Court captioned Driver Opportunity Partners I LP v. First United Corp., et al., No. 1:20-cv-2575 RDB with prejudice, and (b) its lawsuit in the District Court captioned Driver Opportunity Partners I, LP v. First United Corp., et al., No. 1:21-cv-0788 RDB; (v) Driver agreed to certain customary standstill provisions prohibiting it from, during the Standstill Period, among other things, (a) soliciting proxies, (b) acquiring the Corporation’s securities, (c) taking actions to change or influence the Board, management or the Corporation’s stockholders, and (d) exercising certain stockholder rights; (vi) the Corporation agreed to a general release of claims with respect to Driver; (vii) Driver agreed to a general release of claims with respect to the Corporation and its affiliates and representatives; and (viii) the Corporation agreed to pay to the Driver Parties, in settlement of the litigation instituted by Driver Partners and in exchange for the general release of the Corporation by the Driver Parties, the sum of $3,300,000 (the “Settlement Amount”), which is to be paid within two business days following the date on which the litigation instituted by Driver Partners has been dismissed.

Each of the Corporation and Driver has the right to terminate the Cooperation Agreement prior to the Standstill Period if the other party materially breaches the Cooperation Agreement and such breach is not cured within 15 days after notice thereof or, if such breach is not curable within 15 days, the breaching party has not taken any substantive action to cure within such 15-day period.

The Corporation intends to record the Settlement Amount, or approximately $2.5 million net of taxes, in the first quarter of 2021. The Corporation has been notified by one of its insurance carriers that the carrier intends to contribute $404,173 toward the Settlement Payment and the Corporation’s legal expenses incurred in connection with these matters. The Corporation intends to pursue additional amounts from its insurance carriers that it believes are due under its insurance policies, although no assurance can be given that the Corporation will recover any of such amounts.

The foregoing information relating to the Purchase Agreement and the Cooperation Agreement is intended only as a summary and is qualified in its entirety by reference to the terms of the Purchase Agreement and the Cooperation Agreement (the “Documents”). Copies of the Purchase Agreement and the Cooperation Agreement are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively. The Corporation has included copies of the Documents with this report pursuant to Item 601 of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”) and to provide investors and security holders with information regarding their terms. This report is not intended to provide any other factual or financial information about the Corporation. The representations, warranties and covenants contained in the Documents were made only for purposes of those documents and as of specific dates; were solely for the benefit of the parties to the Documents, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Documents instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Corporation. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Documents, which subsequent information may or may not be fully reflected in public disclosures by the Corporation.

Forward-Looking Statements

This Item 1.01 contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports that the Company files with the SEC entitled “Risk Factors”.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of April 16, 2021, by and between First United Corporation and Driver Opportunity Partners I LP (filed herewith)
10.2	Cooperation and Settlement Agreement, dated as of April 16, 2021, by and between First United Corporation, Driver Opportunity Partners I LP and other parties named therein (filed herewith)
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: April 19, 2021	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver
Chairman, President & CEO